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                                                                    EXHIBIT 99.2

                                      PROXY

                               MADISON OIL COMPANY
                          9400 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1209
                               DALLAS, TEXAS 75231

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                  FOR THE SPECIAL MEETING ON DECEMBER 12, 2001


         The undersigned hereby constitutes and appoints ____________________ and ____________________, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the shares of common stock of Madison Oil Company held of record by the undersigned on November 5, 2001, at the Special Meeting of Stockholders to be held at the offices of Madison Oil Company, 9400 North Central Expressway, Suite 1209, Dallas, Texas 75231, on Wednesday, December 12, 2001, and at any adjournments or postponements thereof, on all matters coming before said meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                           (continued on reverse side)

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PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

Please mark your votes as in this example. [X]

1.       Approve the adoption of the Agreement and Plan of Merger.
         FOR                        AGAINST                   ABSTAIN
         [ ]                          [ ]                       [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please check the box if you plan to attend the Special Meeting on December 12, 2001. [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

SIGNATURE(S) _______________________________         DATE: _________________


NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.